Calculation of Filing Fee Tables

FORM F-10
(Form Type)

INTEGRA RESOURCES CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Unallocated (Universal) Shelf	Common Shares, Warrants, Subscription Receipts, Units	Rule 457 (o)	$74,730,000	(1)	$74,730,000	0.0001476	$11,030
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$74,730,000		$11,030
	Total Fees Previously Paid							-
	Total Fee Offsets							$2,763
	Net Fee Due							$8,267

(1) There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $74,730,000 (converted from CAD$100,000,000 at an exchange rate of CAD$1.00 = $ 0.7473, which was the daily average exchange rate reported by the Bank of Canada on January 10, 2024). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fees Offset Claims	Integra Resources Corp.	F-10	333-242483(1)	08/07/2020		$2,763	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$21,285,934(2)
Fees Offset Sources	Integra Resources Corp.	F-10	333-242483(1)		08/21/2020						$2,763

(1) The Registrant previously paid $9,765 in registration fees with respect to the Registration Statement on Form F-10 (333-242483) which was declared effective on August  24, 2020 (the "Prior Registration Statement"). $2,763 of which remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. $2,763 of the previously paid fees attributable to $21,285,934 of unsold securities that were previously registered under the Prior Registration Statement may be applied to the filing fees payable pursuant to this Registration Statement. The Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement terminated as of September 21, 2022.

(2) This amount is attributable to the aggregate amount of unsold securities that were previously registered under the Prior Registration Statement.